Exhibit 4









                           CENTRAL MAINE POWER COMPANY

                            LONG-TERM INCENTIVE PLAN


                              Amended and Restated
                                   April 1998



                           CENTRAL MAINE POWER COMPANY

                            LONG-TERM INCENTIVE PLAN

                                Table of Contents

Section                                                                    Page

  1.     Purpose .....................................................      1

  2.     Definitions .................................................      1

  3.     Grant of Awards ..........................................         4

         a.  Authority ..............................................       4

         b.  Eligibility ..............................................     4

         c.  Amount of Award ....................................           5

         d.  Limitations on Awards ..............................           6

  4.     Restriction Period ........................................        6

         a.  Transfer Restrictions ................................         6

         b.  Termination of Employment .......................              7

         c.  Stock Certificates ....................................        7

  5.     Award Payouts ...........................................          8

  6.     Beneficiary ................................................       9

         a.  Designation ...........................................        9

         b.  No Beneficiary .......................................         9

         c.  Exercise of Stock Options ..........................          10

  7.     Stock Options .............................................       10

         a.  Authority ..............................................      10

         b.  Stock Option Grants ................................          10

         c.  Exercise of Stock Options ..........................          11

         d.  Expiration of Stock Options Program ............              12


  8.     Administration of the Plan ..................................     12

         a.  Section 16 Compliance ..................................      12

         b.  Decisions and Interpretations ...........................     12

         c.  Procedure ..................................................  13

         d.  Advisors ...................................................  13

         e.  Indemnification ...........................................   13

  9.     Amendment or Discontinuance .............................          14

  10.    Agent and Purchases of Stock ..............................        14

  11.    Miscellaneous ..................................................   15

         a.  No Claim or Right ........................................     15

         b.  Leave .......................................................  16

         c.  Incapacity ..................................................  16

         d.  No Assignment ...........................................      17

         e.  Plan Documents ..........................................      17

         f.  Applicability of Laws ....................................     17

         g.  Notices .....................................................  17

         h.  Successors Bound .........................................     17

         i.  Captions ....................................................  17

 12.     Effective Date .................................................   18

















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                           CENTRAL MAINE POWER COMPANY

                            LONG-TERM INCENTIVE PLAN

1.     Purpose
       The purpose of the Central Maine Power Company Long-Term Incentive Plan is to motivate Key Employees of Central Maine Power Company to attain and surpass long-range performance objectives intended to provide the shareholders of the Company sound returns on their investment. Under the Plan, the motivation of Key Employees to improve performance is enhanced by providing them with incentive awards that are payable only to the extent that performance results in shareholder benefits. The Plan further aligns the interests of Key Employees with those of the Company's shareholders by providing for such incentive awards to be paid in the form of the Common Stock of the Company. The Plan is also designed to attract and retain persons of ability as Key Employees of the Company by providing them with compensation opportunities that are competitive with those offered by other utilities and general industry.



2.     Definitions
       When used herein, the following terms shall have the following meanings:




       "Award" means a grant to any Key Employee, in accordance with the provisions of the Plan, of Common Stock of the Company, including Restricted Stock, or Performance Shares, or Stock Options to purchase said Common Stock, as may be determined by the Compensation and Benefits Committee.




       "Beneficiary" means the beneficiary or beneficiaries designated pursuant to Section 6 to exercise any vested outstanding Stock Options or receive Common Stock, if any, under the Plan upon the death of a Key Employee.





       "Change of Control" means (i) approval of a plan of complete liquidation or dissolution of the Company, (ii) the sale of substantially all of the assets of the Company (other than the generating assets), (iii) a merger or consolidation of the Company (other than a merger or consolidation in connection with a recapitalization, a mere change of corporate form or structure, or a merger in which the Company is the surviving entity), or (iv) the purchase or acquisition of securities of the Company representing 30% or more of the combined voting power of the Company, directly or indirectly, by any one person or beneficial owner.

     "Company" means Central Maine Power Company and its successors and assigns.

     "Compensation and Benefits Committee" means the Central Maine Power Company Compensation and Benefits Committee appointed by the Board of Directors of the Company and responsible for the administration of the Plan.

       "Key Employee" means an employee, including without limitation any officer, of the Company whose contributions and responsibilities have a significant impact on the future of the Company, in the judgment of the Compensation and Benefits Committee.
       "Market Value" means, as of any specified date, the reported closing price based upon composite transactions on the New York Stock Exchange for one share of the common stock of any specified electric utility, including without limitation the Company, on such exchange, or, if no sales of that utility's common stock have taken place on such exchange on that date, the reported closing price on the most recent earlier trading day on which sales of such common stock were reported.
       "Performance Measure" means the criteria and objectives established by the Compensation and Benefits Committee with respect to the Company's Total Shareholder Return, market price, earnings, or any other performance standard intended to carry out the purposes of the Plan which shall be satisfied as a condition to the payout of shares of the Company's Common Stock pursuant to an Award of Performance Shares or any other Award whose payment is conditioned on the attainment of specified Performance Measures.
       "Performance Period" means a period of three (3) years, as otherwise determined by the Compensation and Benefits Committee, beginning on the first day of the first year of such period or at such other time as may be determined by the Compensation and Benefits Committee, over which performance is measured by reference to the Performance Measure.
       "Performance Share" means a right granted to a Key Employee under the Plan, contingent upon the attainment of one or more specified Performance Measures within a specified Performance Period, to receive one share of the Company's Common Stock, which may be Restricted Stock.
       "Plan" means the Central Maine Power Company Long-Term Incentive Plan, as the same may be amended, administered or interpreted from time to time.
       "Restricted Stock" means the stock described in Section 4.a of the Plan.

     "Restriction Period" means the period described in Section 4.a of this Plan.

     "Stock Options" means the right to purchase Common Stock of the Company by delivery, on or after the applicable initial date of exercise but before the date of expiration, of cash or other consideration, including unrestricted Common Stock of the Company, equal to the option exercise price as described in
Section 7 below. Such Stock Options shall have such terms and conditions as the Compensation and Benefits Committee shall provide, consistent with the provisions of the Plan.

       "Total Disability" means the complete and permanent inability of a Key Employee to perform all of his or her duties under the terms of his or her employment with the Company, as determined by the Compensation and Benefits Committee upon the basis of such evidence, which may include independent medical reports and data, as the Compensation and Benefits Committee deems appropriate or necessary.

     "Total Shareholder Return" means the appreciation or depreciation in the Market Value of the common stock of an electric utility, including without limitation the Company, plus dividends thereon.

3.     Grant of Awards
       a. Authority. Subject to the provisions of the Plan, the Compensation and Benefits Committee shall have the full power and authority to (i) determine and designate from time to time the Key Employees or groups of Key Employees to whom Awards may be granted; (ii) determine the amount, terms and conditions of each Award, including without limitation the Performance Measure; (iii) determine the form or forms of Awards that may be granted; and (iv) determine the timing of any Award, including Performance Periods and whether and to what extent an Award shall be deferred and the conditions of any such deferral.
       b. Eligibility. The Compensation and Benefits Committee shall determine and designate from time to time the Key Employees or groups of Key Employees eligible to participate in the Plan, based upon the Key Employee's contribution towards the achievement of the Company's long-range corporate objectives, the recommendations of the President and Chief Executive Officer of the Company with respect to Key Employees other than the President and Chief Executive Officer, and such other factors as the Compensation and Benefits Committee, in its discretion, deems relevant.
       c. Amount of Award. Subject to the provisions of the Plan, Key Employees participating in the Plan shall be granted Awards under the Plan. Awards of Common Stock, Performance Shares, or Stock Options granted to any Key Employee shall be determined by the Compensation and Benefits Committee, taking into account the purposes of the Plan and such factors as the Compensation and Benefits Committee, in its discretion, deems relevant. Such factors may include the value of the Key Employee's position with the Company, market levels of similar compensation, and the Market Value of the Company's Common Stock. The Compensation and Benefits Committee may develop a formula based on these or other factors deemed relevant by the Compensation and Benefits Committee. Subject to any restrictions set forth in this Plan or established by the Compensation and Benefits Committee pursuant to the Plan, each Key Employee who receives an Award of Common Stock, including Restricted Stock, shall, upon the issuance of a certificate for the shares of Common Stock awarded, have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions for his or her account. A Key Employee shall not have any such rights with respect to Awards of Performance Shares or Awards of Stock Options prior to the exercise of the Stock Options or delivery of the Common Stock represented thereby. Dividends on shares of Restricted Stock shall be payable at the same rate as paid on the unrestricted shares of the Common Stock of the Company and shall be reinvested in additional shares of Restricted Stock during the Restriction Period until any payout.
       d. Limitations on Awards. Subject to the provisions of this Section 3.d, in any calendar year, grants of Awards, including without limitation the number of shares of Common Stock underlying a grant of Performance Shares and of Stock Options, shall not exceed one percent (1%) of the number of outstanding shares of the unrestricted Common Stock of the Company on the last day of the preceding calendar year. In the event of any recapitalization, share repurchase, reclassification, split-up or consolidation of shares of the Common Stock of the Company, merger or consolidation of the Company into, or consolidation of the Company with, or sale by the Company of all or substantially all of its assets to, another company, or other restructuring or event which could distort the implementation of the Plan or the value of the Awards or affect the realization of the objectives of the Plan, the Compensation and Benefits Committee may make such adjustments in any Awards, or in the case of Awards of Performance Shares or Stock Options, in the shares of Common Stock underlying such Awards, or in the terms, conditions or restrictions pertaining to the Awards, as the Compensation and Benefits Committee deems equitable. 4. Restriction Period
       a. Transfer Restrictions. The Compensation and Benefits Committee may impose a Restriction Period of any Award of Common Stock, which shall mean a period commencing on the date the Award is granted and ending as of a date or event specified by the Compensation and Benefits Committee. No shares of Common Stock that are subject to a Restriction Period ("Restricted Stock") shall be sold, assigned, exchanged, pledged or otherwise transferred or disposed of during the Restriction Period. The Compensation and Benefits Committee may provide for the lapse of restrictions in whole or in part in the event of the death, Total Disability or retirement of a Key Employee, a Change of Control, merger, consolidation, or restructuring of the Company, or a sale of all or substantially all of its assets.
       b. Termination of Employment. If a Key Employee's employment with the Company terminates due to the Key Employee's death, Total Disability, retirement, voluntary resignation or for any other reason during a Performance Period, the Key Employee shall not be entitled to the payout of an Award of Performance Shares or of any other Award whose payout is conditined on the attainment of a Performance Measure during that Performance Period, unless the Compensation and Benefits Committee, in its sole discretion, otherwise determines. In making any determination under this Section 4.b, the Compensation and Benefits Committee may, in its discretion, permit an Award payout relating to all or a portion of any relevant Performance Period and impose any terms and conditions, consistent with the provisions of this Plan, as it deems appropriate.
       c. Stock Certificates. After compliance with any applicable requirements of federal and state securities laws and regulations and the rules of any stock exchange on which the Common Stock of the Company is then listed, a certificate for the number of shares of Common Stock paid out pursuant to an Award to a Key Employee shall be issued and shall be registered in the name of the Key Employee and bear an appropriate legend reciting any restrictions applicable to such shares or shall be registered in nominee name, as appropriate. All certificates issued under the Plan shall be subject to appropriate stop-transfer orders, including such stop-transfer orders and other restrictions as the Compensation and Benefits Committee may deem advisable under any applicable federal or state securities laws and rules, regulations or other requirements of the Securities and Exchange Commission and any stock exchange on which the Common Stock of the Company is then listed. All certificates representing Awards subject to a Restriction Period shall be received and held by the Company or a bank or other institution, as determined by the Compensation and Benefits Committee, during the Restriction Period for the account of each individual Key Employee who was granted an Award. 5. Award Payouts
       Following the close of each Performance Period, the Compensation and Benefits Committee shall evaluate performance results by reference to the Performance Measure. Based on its evaluation and the consideration of any other factors it may deem appropriate, the Compensation and Benefits Committee shall determine whether and to what extent an Award payout shall be made, which payout shall be in the form of the Common Stock of the Company unless the Compensation and Benefits Committee otherwise determines. Each Award payout in the form of Common Stock shall be reduced, prior to being made, by the number of shares of the Common Stock of the Company whose Market Value is sufficient to satisfy all applicable federal and state tax withholding requirements. 6. Beneficiary
       a. Designation. Each Key Employee shall file with the Compensation and Benefits Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the payout of an Award, if any, under the Plan upon such Key Employee's death. A Key Employee may from time to time revoke or change his or her Beneficiary designation, without the consent of any prior Beneficiary (unless such consent is otherwise required by law) by filing a new designation with the Compensation and Benefits Committee. The last such designation received by the Compensation and Benefits Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Compensation and Benefits
Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.
       b. No Beneficiary. If no Beneficiary designation is in effect at the time of a Key Employee's death, or if such designation conflicts with law, or if no designated Beneficiary survives the Key Employee, the Key Employee's estate shall be entitled to receive a payout of an Award, if any, under the Plan upon the Key Employee's death. If the Compensation and Benefits Committee is in doubt as to the right of any person to receive any Award payout, the Company may retain such Award payout, without liability for any interest thereon, until the Compensation and Benefits Committee determines the rights thereto, or the Company may turn over such Award payout to any court of appropriate jurisdiction and such turnover shall be a complete discharge of any liability of the Company in connection with such Award payout.
       c. Exercise of Stock Options. A Key Employee's Beneficiary (or the estate of the Key Employee, if no Beneficiary designation is then effective) shall have a period specified in then-applicable procedures established from time to time by the Compensation and Benefits Committee after the date of the Key Employee's death (but not beyond the expiration date of any Stock Options issued to the Key Employee) to exercise the Stock Options, if any, which the Key Employee could have exercised as of the Key Employee's date of death. A Key Employee's death shall not accelerate the initial date of exercise of any Stock Options issued to the Key Employee. 7. Stock Options
       a. Authority. Subject to the provisions of the Plan, the Compensation and Benefits Committee shall have the full power and authority annually to grant Stock Options to Key Employees designated in accordance with Section 3 above with terms consistent with this Section.
       b. Stock Option Grants. With respect to each Award of Stock Options, the Compensation and Benefits Committee shall determine (i) the number of shares of Common Stock which each Key Employee shall be eligible to purchase, (ii) the date or dates on or after which such Stock Options shall be exercisable (i.e. when said Stock Options shall be deemed to be "vested"), (iii) any other circumstances upon which said Stock Options shall be exercisable, (iv) subject to the provisions of this Section 7.b, the consideration which shall be deemed to be an adequate tender of the exercise price, and (v) such other rules, regulations and procedures as the Compensation and Benefits Committee shall deem to be necessary and appropriate for the efficient operation of this Stock Options program. Notwithstanding the foregoing, no Stock Options issued hereunder may be exercised after the seventh (7th) anniversary of the date of issuance, and the number of shares of Common Stock for which Stock Options are issued in any one calendar year, plus all other Awards issued during the calendar year shall not exceed one percent (1%) of the number of the outstanding shares of the unrestricted Common Stock of the Company on the last day of the preceding calendar year, subject to the rules specified in Section 3.d above. In addition, the applicable exercise price of each Stock Option granted hereunder shall be not less than the Market Value per share of the Common Stock of the Company as of the date of the grant of the Stock Option, adjusted as necessary for any stock dividend, stock split and applicable recapitalization, if any. Under no circumstances shall the Compensation and Benefits Committee be authorized to grant Stock Options with an exercise price below the Market Value per share of the Common Stock on the date of the grant, nor to "reprice" or reduce the exercise price of any Stock Options previously granted, nor to grant so-called "reload" Stock Options in connection with the exercise of Stock Options previously granted.
       c. Exercise of Stock Options. On or after the initial exercise date, but prior to the expiration of any Stock Options issued hereunder, the Key Employee shall notify the Company that the Key Employee desires to exercise any or all of the Stock Options then exercisable. If Stock Options with more than one exercise price are then exercisable, the Key Employee shall indicate which Stock Options are being exercised. Upon tender of the exercise price, the Company, through an agent, shall purchase shares on the open market to honor such exercise request.
       d. Expiration of Stock Options Program. The authority of the Compensation and Benefits Committee to grant Stock Options hereunder shall expire ten (10) years from the date of the initial Award of Stock Options hereunder, and unless such authority is renewed or extended, no Stock Options shall be issued under this Plan thereafter. 8. Administration of the Plan
       a. Section 16 Compliance. The Plan shall be administered by the Compensation and Benefits Committee in conformance with the requirements of Rule 16 under the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time, the intent of this Plan being that all transactions hereunder shall comply with all applicable conditions of said Rule 16 or its successor.
       b. Decisions and Interpretations. All decisions, determinations or actions of the Compensation and Benefits Committee made or taken pursuant to grants of authority under this Plan shall be made or taken in the sole discretion of the Compensation and Benefits Committee and shall be final, conclusive and binding on all persons for all purposes. In addition, the Compensation and Benefits Committee shall have full power, discretion and authority to establish rules and guidelines, consistent with this Plan, for the administration of the Plan and to interpret, construe and administer the Plan and such rules and guidelines and any part thereof, and its interpretations and constructions thereof shall be final, conclusive and binding on all persons for all purposes. The decisions and determinations of the Compensation and Benefits Committee under the Plan need not be uniform with respect to Key Employees, whether or not such Key Employees are similarly situated.
       c. Procedure. The Compensation and Benefits Committee shall keep minutes of its actions under the Plan. The act of a majority of the members of the Compensation and Benefits Committee present at a meeting duly called and held shall be the act of the Compensation and Benefits Committee, provided that at least a majority of the members of the entire Compensation and Benefits Committee is in attendance at such meeting. Any decision or determination reduced to writing and signed by all members of the Compensation and Benefits Committee shall be fully as effective as if made by unanimous vote at a meeting duly called and held.
       d. Advisors. The Compensation and Benefits Committee may employ such legal counsel, whether independent legal counsel or counsel regularly employed by the Company, and consultants and agents as the Compensation and Benefits Committee may deem appropriate for the administration of the Plan and shall be fully protected in relying upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent. All expenses incurred by the Compensation and Benefits Committee in interpreting and administering the Plan, including without limitation meeting fees and expenses and professional fees, shall be paid by the Company.
       e. Indemnification. No member or former member of the Compensation and Benefits Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award payout under the Plan. Each member or former member of the Compensation and Benefits Committee shall be indemnified and held harmless by the Company against all cost and expense (including counsel fees) and liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Company) arising out of any action taken or omitted in connection with the Plan unless arising out of such member's or former member's own willful misconduct. Such indemnification shall be in addition to any rights of indemnification the members or former members of the Compensation and Benefits Committee may have as directors or under the bylaws of the Company. 9. Amendment or Discontinuance
       The Board of Directors of the Company may, at any time, amend or terminate the Plan. The Plan may also be amended by the Compensation and Benefits Committee, provided that all such amendments shall also be reported to and acted upon by the Board of Directors. No amendment shall, without approval by the holders of a majority of the shares of the Common Stock and 6% Preferred Stock of the Company present, or represented, and entitled to vote at a meeting duly called and held, (i) materially modify the requirements as to eligibility for participation in the Plan, (ii) materially increase the benefits provided under the Plan, or (iii) materially increase the maximum number of shares of Common Stock which are available under the Plan, including shares available upon the exercise of Stock Options. No amendment or termination shall retroactively impair any rights of any person with respect to an Award or Award payout, and all amendments shall comply with the requirements of Rule 16 of the Securities Exchange Act of 1934 as said Rule may be interpreted or amended from time to time. 10. Agent and Purchases of Stock
       Notwithstanding any other provision of this Plan, the Compensation and Benefits Committee shall appoint an agent for Key Employees, and not for the Company, for the purchase of Common Stock of the Company in connection with the payout of Awards in shares of the Common Stock of the Company and the exercise of Stock Options under the Plan. Such agent shall not be an affiliate of the Company. The agent (and not the Company or any affiliate thereof) shall exercise all direct and indirect control and influence over the times when, and the prices at which, the agent may purchase or cause to be purchased Common Stock for the benefit or account of Key Employees under the Plan, the amount of any such Common Stock to be purchased, the manner in which any such Common Stock is to be purchased, and the selection of a broker or dealer through which such purchases may be executed; provided, however, that the Compensation and Benefits Committee may provide the agent with any formula adopted by the Compensation and Benefits Committee pursuant to Section 3.c of the Plan for determining the number of shares of Common Stock to be purchased by the agent under the Plan and may provide the agent with instructions which are not inconsistent with the provisions of this Section 10. 11. Miscellaneous
       a. No Claim or Right. Nothing in this Plan and no Award or Award payout hereunder shall confer upon any Key Employee any right to continue in the employ of the Company, or shall interfere in any way with the right (subject to any separate contractual arrangement with such Key Employee) of the Company to terminate his or her employment at any time. No Award or Award payout under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, including any retirement or supplemental or excess retirement benefit plan, or other arrangement of the Company for the benefit of its employees unless the Compensation and Benefits Committee shall determine otherwise. No Key Employee shall have any claim or right to any Award or Award payout until a particular Award or Award payout, as the case may be, is actually made under the Plan, and any such right shall be no greater than the right of an unsecured general creditor of the Company and shall be subject to any terms and conditions of such Award or Award payout set forth in the Plan or established by the Compensation and Benefits Committee. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind between the Company and any Key Employee.
       b. Leave. Absence on leave approved by the President and Chief Executive Officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that the Compensation and Benefits Committee shall determine, in its discretion, whether an Award may be granted or Award payout may be made to a Key Employee if he or she is absent on leave during the Performance Period.
       c. Incapacity. If the Compensation and Benefits Committee shall find that any person entitled to receive an Award payout under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then if the Compensation and Benefits Committee so directs the Company, the Award may be paid to his or her spouse, an institution maintaining or having custody of such person, or any other person deemed by the Compensation and Benefits Committee to be a proper recipient on behalf of the Key Employee unless a prior claim therefor has been made by a duly appointed legal representative. Any such Award payout shall be a complete discharge of any liability of the Company in connection with such Award payout.
       d. No Assignment. The interest of any Key Employee or other person in any Award under the Plan may not be assigned, transferred, pledged or encumbered, except as provided in Section 6 with respect to the designation of a Beneficiary or as may otherwise be required by law, and any such assignment, transfer, pledge or encumbrance shall be void.
       e. Plan Documents. Copies of the Plan and all amendments, administrative rules and guidelines, and interpretations shall be made available to all Key Employees at all reasonable times at the Company's headquarters.
       f. Applicability of Laws. The Plan and Awards hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required.
       g. Notices. All requests, notices and other communications from a Key Employee, Beneficiary or other person to the Compensation and Benefits Committee, required or permitted under the Plan, shall be in such form as may be prescribed from time to time by the Compensation and Benefits Committee and shall be mailed by first class mail or delivered to the Company's headquarters or such other location as may be specified by the Compensation and Benefits Committee.
       h. Successors Bound. The terms of the Plan shall be binding upon the Company and its successors and assigns.

     i. Captions. Captions preceding the Sections and subsections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

12.    Effective Date
       The effective date of this Plan as amended and restated shall be January 1, 1997.